                                                                    EXHIBIT 10.7




                                RIVALS.COM, INC.


                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


                                FEBRUARY 11, 2000

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.  Registration Rights......................................................................1

    1.1        Definitions...................................................................1
    1.2        Request for Registration......................................................3
    1.3        Company Registration..........................................................5
    1.4        Form S-3 Registration.........................................................6
    1.5        Obligations of the Company....................................................7
    1.6        Furnish Information...........................................................8
    1.7        Expenses of Registration......................................................8
    1.8        Underwriting Requirements.....................................................9
    1.9        Delay of Registration.........................................................9
    1.10       Indemnification..............................................................10
    1.11       Reports Under Securities Exchange Act of 1934................................12
    1.12       Assignment of Registration Rights............................................12
    1.13       Limitations on Subsequent Registration Rights................................13
    1.14       Market-Standoff Agreement....................................................13
    1.15       Termination of Registration Rights...........................................14

2.  Covenants of the Company................................................................14

    2.1        Delivery of Financial Statements.............................................14
    2.2        Inspection...................................................................15
    2.3        Right of First Offer.........................................................15
    2.4        Option Vesting...............................................................16
    2.5        Right of First Refusal.......................................................17
    2.6        Capital Stock Change of Controls to Competitors of News America..............18
    2.7        Right to Purchase Shares in Public Offering..................................18
    2.8        Insurance....................................................................19
    2.8        Insurance....................................................................19
    2.9        Termination of Covenants.....................................................19

3.  Covenants of News America...............................................................20

    3.1        Limitation on Ownership......................................................20
    3.2        Notice of Capital Stock Purchases............................................20
    3.3        Acquisition by Pooling.......................................................21
    3.4        Right to Require Sale of the Company.........................................21
    3.5        NAI Voting Limitation........................................................21

4.  Mutual Non-Solicitation Clause..........................................................22


5.  Miscellaneous...........................................................................22

    5.1        Successors and Assigns.......................................................22

    5.2        Amendments and Waivers.......................................................22
    5.3        Notices......................................................................23
    5.4        Severability.................................................................23
    5.5        Governing Law................................................................23
    5.6        Counterparts.................................................................23
    5.7        Titles and Subtitles.........................................................23
    5.8        Aggregation of Stock.........................................................23
    5.9        Termination of Prior Rights..................................................23
    5.10       Confidentiality and Non-Disclosure...........................................24
    5.11       Sale of the Company..........................................................25
    5.12       Waiver.......................................................................25



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                                RIVALS.COM, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


        This Amended and Restated Investor Rights Agreement (the "Agreement") is made as of the 11th day of February, 2000, by and among Rivals.com, Inc., a Washington corporation (formerly known as Rivalnet, Inc.) (the "Company"), the holders of shares of Series A Preferred Stock of the Company listed on Exhibit A attached hereto (the "Series A Investors"), the holders of shares of Series B Preferred Stock of the Company listed on Exhibit B attached hereto (the "Series B Investors"), the investors listed on Exhibit C attached hereto (the "Series C Investors"), the investors listed on Exhibit D attached hereto (the "Series E Investors" and, collectively with the Series A Investors, the Series B Investors and the Series C Investors, the "Investors") and the holders of options to purchase shares of Common Stock of the Company set forth on Exhibit E attached hereto (the "Officers").

                                    RECITALS

        The Company, the Series A Investors, the Series B Investors and the Series C Investors are parties to the Investor Rights Agreement dated as of September 30, 1999 (the "Prior Agreement"). The Company and the Series E Investors have entered into a Series E Preferred Stock Purchase Agreement (the "Series E Purchase Agreement") dated as of December 21, 1999 pursuant to which the Company desires to sell to the Series E Investors, and the Series E Investors desire to purchase from the Company, shares of the Company's Series E Preferred Stock, and the Company desires to issue to the Series E Investors the Warrant (as defined in the Series E Purchase Agreement). A condition to the Series E Investors' obligations under the Series E Purchase Agreement is that the Company, the Investors and the Officers enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company and (iii) a right of first offer with respect to certain issuances by the Company of its securities, as well as to provide certain additional rights to NAI. The Company, the Series A Investors, the Series B Investors, the Series C Investors and the Officers each desire to induce the Series E Investors to purchase shares of Series E Preferred Stock pursuant to the Series E Purchase Agreement by agreeing to the terms and conditions set forth herein and to amend and restate the Prior Agreement in its entirety as set forth herein.

                                    AGREEMENT

        The parties hereby agree as follows:

        1. Registration Rights. The Company, the Investors and the Officers covenant and agree as follows:



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

                1.1 Definitions. For purposes of this Section 1:

                        (a) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                        (b) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock of the Company; provided, however, that, for the purposes of Sections 1.2, 1.4 and 1.13, the shares of Common Stock issuable or issued upon conversion of shares of Series A Preferred Stock of the Company shall not be deemed Registrable Securities, and the Series A Investors will not be deemed Holders, (ii) the shares of Common Stock of the Company issuable or issued upon exercise of options to purchase shares of Common Stock of the Company granted to the Officers; provided, however, that, for purposes of Sections 1.2, 1.4 and 1.13, such shares shall not be deemed Registrable Securities, and the Officers will not be deemed Holders, (iii) the shares of Common Stock of the Company issuable or issued upon exercise of the NAI Common Warrant (as defined in the Series C Preferred Stock Purchase Agreement, dated as of September __, 1999, between the Company and the investors listed on Exhibit A attached thereto (the "Series C Purchase Agreement")), (iv) any shares of Common Stock of the Company issued to New America Incorporated ("NAI") in a private placement effected pursuant to
Section 3.2 ("Private Placement Shares"), and (v) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii) and (iv); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                        (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                        (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

                        (e) The term "Form S-3" means such form under the Securities Act as



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

in effect on the date hereof or any successor form under the Securities Act;

                        (f) The term "SEC" means the Securities and Exchange Commission; and

                        (g) The term "Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $8.85 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate gross proceeds to the Company of at least $15,000,000 (prior to deduction of underwriting discounts and commissions and offering expenses).

                        (h) The term "Affiliate" means, with respect to any Person (the "Subject"), any other Person which, directly or indirectly, Controls or is Controlled by or is under common Control with the Subject and, without limiting the generality of the foregoing, shall in any event include (i) any Person which beneficially owns or holds 5% or more of any class of voting securities of the Subject or 5% or more of the legal or beneficial interest in the Subject and (ii) any Person of which the Subject beneficially owns or holds 5% or more of any class of voting securities or 5% or more of the legal or beneficial interest.

                        (i) The term "Control" (including with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                        (j) The term "Person" means any individual, partnership, limited liability company, joint-stock company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

                1.2 Request for Registration.

                        (a) If the Company shall receive at any time after the earlier of (i) March 5, 2004, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least one-third (1/3) of the Registrable Securities then outstanding that are issuable or issued upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock of the Company that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(d), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 5.3.

                        (b) If the Company shall receive at any time after the earlier of (i) March 5, 2004, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least one-third (1/3) of the Registrable Securities then outstanding that are issuable or issued upon conversion of shares of Series C Preferred Stock of the Company that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(d), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 5.3.

                        (c) If the Company shall receive at any time after the earlier of (i) March 5, 2004, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least one-third (1/3) of the Registrable Securities then outstanding that are issuable or issued upon conversion of shares of Series E Preferred Stock and Series F Preferred Stock of the Company that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(d), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 5.3.

                        (d) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a), subsection 1.2(b) or subsection 1.2(c), as the case may be. The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated (i) first, among the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Initiating Holder and (ii) second, among all other Holders thereof who are not Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such other Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                        (e) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                        (f) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                                (i) After the Company has effected two (2)
registrations pursuant to Section 1.2(a), Section 1.2(b) and Section 1.2(c) (a total of six (6)), as the case may be, and such registrations have been declared or ordered effective;

                                (ii) During the period starting with the date
sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                (iii) If the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

                1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule

145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than thirty percent (30%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

                        (c) Subject to the foregoing, the Company shall file a registration



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

statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively, and the Holders shall have the right to request an unlimited number of such registrations (subject to the provisions of Section 1.4).

                        (d) For each 500,000 Private Placement Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) purchased by NAI, NAI shall be entitled to request one (1) registration pursuant to and in accordance with this Section 1.4 without regard to the thirty percent (30%) limitation set forth in the first sentence of this Section 1.4.

                1.5 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such

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registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

                        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                        (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a), subsection 1.2(b), subsection 1.2(c) or subsection 1.4(b)(2), whichever is applicable.

                1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless (a) the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or (b) such withdrawal directly results from the Initiating Holders becoming aware of material adverse information about the Company not known to them prior to the request for registration.

                1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) any Registrable Securities that are issued or issuable to an Officer upon exercise of an option to purchase shares of Common Stock of the Company or upon conversion of shares of Series A Preferred Stock of the Company and any securities owned by an officer, director or employee of the Company be included if any other Registrable Securities held by any other selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

                1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                        (d) If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d), when combined with any amounts legally required to be paid under Section 1.10(c), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by (i) a Holder to a transferee or assignee of at least 250,000 shares of such securities or (ii) in the case of a Holder of Registrable Securities issuable or issued upon conversion of Series E Preferred Stock or Series F Preferred Stock, any Affiliate of such Holder or of SOFTBANK Corp., a Japanese corporation, including, without limitation, any other partnership or other entity of which any direct or indirect subsidiary of SOFTBANK Corp. is a general partner or has investment discretion, or any employees of any of the foregoing; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

                1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (a) include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, (b) make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 or (c) exercise rights of registration that are otherwise in preference to those granted to the Investors hereunder.

                1.14 Market-Standoff Agreement.

                        (a) Market-Standoff Period; Agreement. In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

                        (b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers, directors and holders of at least one percent (1%) of the outstanding shares of capital stock of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

                        (c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

                        (d) Transferees Bound. Each Holder agrees that prior to the Company's initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

                1.15 Termination of Registration Rights. No Holders shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) seven (7) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

        2. Covenants of the Company.

                2.1 Delivery of Financial Statements.

                        (a) The Company shall deliver to each Holder of at least 200,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) who is an Investor (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company, and (ii) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

                        (b) The Company shall deliver to each Holder of at least 500,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) who is an Investor, within thirty
(30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, accompanied by an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

                        (c) The Company shall deliver to each Holder of at least 500,000 shares of Registrable Securities issuable or issued upon conversion of Series E Preferred Stock or Series F Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) who is an Investor (i) within 15 days of the end of each month or other relevant period, management reports explaining significant variances from management forecasts and all other significant developments of the Company and (ii) as soon as practicable, any other financial or other Company information as such Holders may reasonably request.

                2.2 Inspection. The Company shall permit each Holder of at least 500,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) who is an Investor, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a "Major Investor" shall mean any Investor who holds at least 750,000 shares of Common Stock (including Common Stock issuable upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock of the Company), as adjusted for stock splits, stock dividends, recapitalizations and the like. For purposes of this Section 2.3, a Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

                Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

                        (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                        (b) Within fifteen (15) calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock held by all Fully-Exercising Investors (assuming full conversion and exercise of all convertible or exercisable securities).

                        (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                        (d) The right of first offer in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants, officers and directors pursuant to a stock option, stock purchase or other equity incentive plan or agreement approved by the Board of Directors of the Company, (ii) to or after consummation of a Qualified IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof or that were subject to (or exempted from) such right of first offer upon the initial issuance of such convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company approved by the Board of Directors of the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise,
(v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions approved by the Board of Directors of the Company in which the Company's purpose is other than equity financing, (vi) to the issuance or sale of any shares of Series E Preferred Stock or Series F Preferred Stock of the Company, (vii) securities issued or issuable in connection with business combinations or corporate partnering agreements approved by the Board of Directors of the Company in which the Company's principal purpose is other than equity financing, (viii) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing shareholder of the Company, or (ix) to the issuance of securities in connection with the right of first refusal set forth in Section 2.5.

                2.4 Option Vesting. Unless otherwise unanimously approved by the Board of Directors of the Company, all options to purchase shares of the Company's Common Stock granted to employees of the Company shall vest over a four-year period, with 25% vesting on the first anniversary of the date of grant or the commencement of service to the Company, as the case may be, and the remainder vesting in equal monthly installments thereafter.

                2.5 Right of First Refusal.

                        (a) The provisions of this Section 2.5(a) shall remain in effect for so long as either (i) NAI and/or its Affiliates hold at least ten percent (10%) of the issued and outstanding shares of Common Stock of the Company (assuming the conversion and exercise of all outstanding convertible or exercisable securities) or (ii) NAI and/or its Affiliates at all times have held an aggregate of at least 4,238,999 shares of Common Stock of the Company (on an as-converted basis, and as adjusted for stock splits, stock dividends, recapitalizations and the like); provided, however, that in any event this
Section 2.5(a) shall terminate on the fourth anniversary of the date of the Prior Agreement. The Company agrees that if the Company's Board of Directors (the "Board") proposes or is required to effect or recommend a Sale (as defined in Section 2.9(a)) of the Company, or a transaction resulting in the transfer of majority voting control of the Company (collectively, with a Sale, a "Change of Control") to any of the entities set forth on Exhibit F attached hereto or any of their respective Affiliates (the "Primary NAI Competitors"), or, prior to the Standstill Termination Date (as defined in Section 3.1), to any of the entities set forth on Exhibit G attached hereto or any of their respective Affiliates (the "Secondary NAI Competitors") then, prior to engaging in any discussions with any such Primary NAI Competitor or Secondary NAI Competitor, as the case may be, for any purposes other than clarification of terms of such proposed Change of Control, deliver to NAI a term sheet (the "Term Sheet") outlining all material provisions of such proposed Change of Control, including, but not limited to, price, payment terms and form of consideration. NAI shall have fifteen (15)-days from the date of receipt of the Term Sheet to notify the Company in writing as to whether NAI accepts or rejects the Term Sheet. If, within such fifteen (15)-day period, NAI notifies the Company that it accepts the Term Sheet, then the Company and NAI shall both use their reasonable efforts to promptly complete such Change of Control of the Company to NAI upon the terms set forth in the Term Sheet. If NAI notifies the Company within such fifteen
(15)-day period that it rejects the Term Sheet or if NAI fails to send written notice to the Company accepting the Term Sheet within such fifteen (15)-day period, the Board shall have ninety (90) days from the date of receipt of the rejection notice or the lapse of such fifteen (15)-day period, as the case may be, to enter into a definitive agreement or a binding letter of intent with respect to such Change of Control on terms that are, in the opinion of the Board, no more favorable in any material respect than those set forth in the Term Sheet, and the Board shall have one hundred twenty (120) days from the date of receipt of the rejection notice or the lapse of such fifteen (15)-day period, as the case may be, to complete such Change of Control; provided, however, that such one hundred twenty (120) day period shall be extended in the event that the Change of Control involves registration of securities with the SEC and such registration process requires a longer time period by the number of days reasonably required to complete such registration process.

        In the event that the Company (A) does not enter into a definitive agreement or a binding letter of intent with respect to such proposed Change of Control on terms that are, in the opinion of the Board, no more favorable in any material respect than those set forth in the Term Sheet within such ninety
(90)-day period, (B) fails to complete the proposed Change of Control within such one hundred twenty (120)-day period or (C) fails to complete such Change of Control on terms that are, in the opinion of the Board, more favorable in any material respect than those set forth in the Term Sheet, then, prior to effecting any Change of Control, the Company shall resubmit the original Term Sheet or submit the new Term Sheet, as applicable, to NAI for its acceptance or rejection in accordance with the procedures outlined in the first paragraph of this Section 2.5(a).

                        (b) NAI may, by written notice to the Company, add to the list of Primary NAI Competitors attached hereto as Exhibit F; provided, however, that any such additional Primary NAI Competitor must be ranked in the top five (5) Persons in terms of number of viewers in the United States of televised sports video broadcasting during the preceding calendar quarter, as determined by the Nielsen ratings (or, if such service no longer exists in its current form, by a comparable service selected by NAI and reasonably acceptable to the Company). In addition, the parties may remove entities from the list of Primary NAI Competitors attached hereto as Exhibit F in the event that the parties shall mutually agree that, due to a change in circumstances, such entity no longer fits the profile to constitute a Primary NAI Competitor. In the event that any Primary NAI Competitor shall acquire or be acquired by a Secondary NAI Competitor, whether by merger, Change of Control of assets, acquisition of stock or otherwise, such Secondary NAI Competitor shall be deemed a Primary NAI Competitor.

                2.6 Capital Stock Sales to Competitors of NAI. Unless in connection with a Change of Control of the Company effected in compliance with the terms and conditions of this Agreement, for so long as either (i) NAI and/or its Affiliates hold at least ten percent (10%) of the issued and outstanding shares of Common Stock of the Company (assuming the conversion and exercise of all outstanding convertible or exercisable securities) or (ii) NAI and/or its Affiliates at all times have held an aggregate of at least 4,238,999 shares of Common Stock of the Company (on an as-converted basis, and as adjusted for stock splits, stock dividends, recapitalizations and the like), the Company shall not, without the prior written consent of NAI, issue additional equity securities (including convertible or exercisable securities) totaling more than two percent (2%) of the outstanding shares of capital stock of the Company to any Primary NAI Competitor.

                2.7 Right to Purchase Shares in Public Offering

                        (a) In the event that at any time following the Qualified IPO but prior to the Standstill Termination Date, the Company in good faith proposes to file a registration statement under the Securities Act (a "Follow-On Registration Statement") with respect to an offering of shares of its Common Stock to the public (other than a registration statement in connection with a stock option, stock purchase or similar incentive plan of the Company or in connection with an SEC Rule 145 transaction) (a "Follow-On Offering"), to the extent permissible under the federal securities laws, the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), and all other applicable laws, rules and regulations, the Company shall use reasonable efforts to cause the managing underwriter or underwriters (who were selected by the Company's Board of Directors, in its sole discretion) for such Follow-On Offering to offer to NAI the right to purchase up to such number of shares of the

Company's Common Stock to be sold in the Follow-On Offering (the "Follow-On Offering Shares") sufficient to enable NAI to maintain its Percentage Ownership in the Company, taking into account the issuance of the Follow-On Shares. To the extent NAI's participation in the Follow-On Offering is not permissible, the Company and NAI will negotiate in good faith to offer to NAI an alternative transaction with similar economic effect. The Follow-On Shares shall be offered to NAI on the same terms and conditions and at the same price at which they are being offered to the public. If NAI wishes to purchase the Follow-On Shares, it shall promptly respond to such offer within the time frame reasonably requested by the managing underwriter(s). The foregoing provisions are not intended to be, and shall not be construed as, an offer by the Company to sell the Follow-On Shares. Any such offer will be made pursuant to applicable requirements of the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, as well as the provisions of this Agreement.

                        (b) NAI's "Percentage Ownership" shall equal the quotient of (i) the number of outstanding shares of Common Stock of the Company held by NAI, divided by (ii) the number of outstanding shares of Common Stock on a fully-diluted basis, assuming the conversion and exercise of all convertible and exercisable securities and including all shares reserved for issuance under the Company's stock option, stock purchase and similar equity incentive plans.

                        (c) NAI agrees that during the period of time commencing on the date of the Election and terminating on the earlier of (i) ninety (90) days following the effective date of the Follow-On Registration Statement and
(ii) the withdrawal of the Follow-On Registration Statement from registration, it and its Affiliates shall not sell, offer to sell or otherwise transfer or dispose of any securities of the Company. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares held by NAI and its Affiliates during such period. NAI agrees to execute any similar market stand-off agreement that may be requested by the underwriters of the Follow-On Offering.

                        (d) Notwithstanding anything to the contrary in this
Section 2.7, in the event that the managing underwriter of the Follow-On Offering determines in its sole discretion that NAI's purchase of the shares equivalent to its Percentage Ownership hereunder is not compatible with the success of the Follow-On Offering, NAI shall only purchase the number of shares that such managing underwriter determines will not jeopardize the success of the Follow-On Offering.

                2.8 Insurance. Within ninety (90) days of the Effective Date, the Company covenants and agrees that it shall have publishers' liability insurance and errors and omissions insurance with coverage and policy limits in reasonable amounts customary for similarly-situated companies in its industry.

                2.9 Termination of Covenants.

                        (a) The covenants set forth in Sections 2.1 through
Section 2.4 shall terminate as to each Investor and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) when the Company shall sell, convey, or otherwise dispose of all or substantially all of its business or assets or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (in each case, a "Sale").

                        (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.5(a) above.

                        (c) the covenants set forth in Sections 2.5, 2.6, 2.7 and 2.8 shall terminate and be of no further force or effect upon the consummation of any Sale of the Company.

        3. Covenants of NAI. NAI hereby covenants and agrees as follows:

                3.1 Limitation on Ownership

                        (a) Except with the prior written consent of a majority of the Company's Board of Directors (excluding the vote of any director designated by NAI or any of its Affiliates), NAI shall not, directly or indirectly, acquire beneficial ownership of any capital stock of the Company, any securities convertible into or exchangeable for capital stock of the Company or any other right to acquire capital stock of the Company, including, but not limited to, exercise of the NAI Warrants (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any capital stock generally), if the effect of such acquisition would be to increase the number of shares of capital stock of the Company owned by NAI and its Affiliates to a level exceeding 32.5% of the outstanding shares of Common Stock of the Company (assuming the conversion and exercise of all convertible or exercisable securities) (the "Threshold Amount"); provided, however, that the foregoing limitation shall expire upon February 15, 2001 (the "Standstill Termination Date").

                        (b) In the event that (i) the NAI Warrants shall not have been exercised in full and (ii) the average of the closing prices of the Company's Common Stock on the Nasdaq National Market or any securities exchange over the twenty (20) trading days commencing on the one hundred twenty fifth (125th) day following the closing of the Qualified IPO is greater than $14.15 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like), then, as of the termination of the NAI Common Warrant, the Threshold Amount shall be reduced by the number of unexercised shares under the NAI Warrants (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like).

                3.2 Notice of Capital Stock Purchases; Option to Sell.

                        (a) NAI shall notify the Company as to any future acquisition by it or its Affiliates of beneficial ownership of capital stock of the Company, or rights thereto, at least ten (10) business days prior to taking such action, in order for the Company to monitor compliance with the terms of this Agreement. All purchases of capital stock of the Company by NAI or its Affiliates shall be made in compliance with applicable laws and regulations.

                        (b) At all times prior to the Standstill Termination Date, NAI shall not make any purchases of Common Stock of the Company at a price per share of less than $14.15 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) without first notifying the Company of its intention to do so and the number of shares which NAI intends to purchase. Following such notice, the Company shall have a period of ten (10) days in which to notify NAI, if it so elects, of its desire to effect a private placement of shares of Common Stock of the Company to NAI. In the event that the Company so notifies NAI, NAI and the Company shall negotiate in good faith to effect such a private placement at the then current market price of the Common Stock of the Company within forty-five (45) days of such notification by the Company, and during such forty-five (45)-day period, NAI agrees that it and its Affiliates shall not otherwise acquire beneficial ownership of any shares of capital stock of the Company, or any rights thereto.

                        Notwithstanding the foregoing, this Section 3.2(b) shall not apply to purchases by NAI of shares of capital stock of the Company pursuant to (i) the Amended and Restated Co-Sale Agreement dated as of the date hereof by and among the Company, the Investors and certain holders of the Company's securities, (ii) Section 2.3, 2.5 or 2.7 of this Agreement, (iii) the NAI Warrants or (iv) any purchase of shares of capital stock of the Company, that, following such purchase and assuming the exercise in full of the NAI Warrants (even if earlier expired or terminated unless the NAI Warrants have not been exercised and have expired or terminated) would result in the ownership of NAI and its Affiliates of less than the Threshold Amount of the Company's capital stock.

                3.3 Acquisition by Pooling. If the Company enters into any agreement providing for the acquisition of the Company by merger, sale of assets or otherwise in a negotiated transaction approved by the Board of Directors of the Company, then if such agreement provides, as a condition to closing, that the transaction shall be treated as a pooling of interests under generally accepted accounting principles, NAI shall (a) refrain from exercising any right of appraisal and (b) not sell or otherwise reduce its risk relative to any securities received in such combination until such time as financial results covering at least thirty (30) days of post-transaction combined operations have been published.

                3.4 NAI Vote Regarding Sale of the Company. Prior to a Qualified IPO, if more than 50%, or a greater percentage, if required for approval, of the aggregate number of outstanding shares of Common and Preferred Stock of the Company that are entitled to vote to approve a Sale of the Company are so voted, then NAI and its Affiliates shall also vote all shares held by them in favor of the Sale.

                3.5 NAI Voting Limitations. In the event that at any time NAI and its Affiliates shall hold greater than 32.5% of the outstanding voting shares of capital stock of

Company, NAI covenants and agrees that NAI and its Affiliates will not take any shareholder action with respect to any such shares in excess of 32.5%, whether by vote, written consent or otherwise, unless (a) pursuant to Section 3.4 or (b) with the unanimous written consent of the Board of Directors of the Company; provided, however, that the foregoing limitation shall expire upon the Standstill Termination Date. Additionally, until such time as NAI, in its sole discretion, provides notice to the Company to the contrary, NAI and its Affiliates will not take any shareholder action with respect to any of the outstanding shares of capital stock of the Company in excess of 19.9%, whether by vote, written consent or otherwise.

        4. Non-Solicitation. Until the earlier of (a) the date upon which NAI owns less than ten percent (10%) of the outstanding shares of Common Stock of the Company (assuming the conversion and exercise of all convertible or exercisable securities) and (b) the date that is one (1) year following the termination of expiration of the License Agreement, (i) the Company and its majority-owned subsidiaries shall not solicit, employ or retain or arrange to have any other person, firm or entity solicit, employ or retain or otherwise participate in the employment or retention of, any employee of News America Digital Publishing, Inc. or the Fox Sports Television Group (including Fox Sports Network and Fox Sports International) (including any independent contractor or agent who devotes at least fifty percent (50%) of his or her business time to News America Digital Publishing, Inc. or the Fox Sports Television Group (including Fox Sports Network and Fox Sports International)) without the prior written consent of NAI and (ii) NAI agrees that News America Digital Publishing, Inc. and the Fox Sports Net Television Group (including Fox Sports Network and Fox Sports International) shall not solicit, employ or retain, or arrange to have any other person, firm or entity solicit, employ, retain, or otherwise participate in the employment or retention of, any person who is an employee of the Company or any of its majority-owned subsidiaries (including any independent contractor or agent who devotes at least fifty percent (50%) of his or her business time to the Company or any of its majority-owned subsidiaries) without the prior written consent of the Company.

        5. Miscellaneous.

                5.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock of the Company or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                5.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding (not including Registrable Securities held by the Officers); provided, however, that (i) if such amendment affects the Officers in a manner different than the Investors and adverse to the Officers, then such amendment shall also require the consent of the holders of a majority of the Registrable Securities then outstanding held by the Officers; and (ii) if such amendment affects the holders of the Registrable Securities then outstanding that are issued or issuable upon conversion of Series E Preferred Stock or Series F Preferred Stock (the "Series E/F Holders") in a manner different than the other holders of Registrable Securities then outstanding and adverse to the Series E/F Holders, then such amendment shall all require the consent of the holders of a majority of the Registrable Securities then outstanding held by the Series E/F Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company; and, provided further, that Sections 2.5, 2.6, 2.7, 3 and 4 may only be amended or waived with the consent of the Company and NAI.

                5.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or on Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto or as subsequently modified by written notice.

                5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                5.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of laws.

                5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                5.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                5.8 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                5.9 Termination of Prior Rights. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) and upon the closing of the transactions contemplated by the Series E Purchase Agreement, the Prior Agreement shall be null and void and amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby shall be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to registration rights of the Company's securities and the other rights set forth herein.

                5.10 Confidentiality and Non-Disclosure. The terms and conditions of this Agreement and the Agreements (as defined in the Series C Purchase Agreement) (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

                        (a) Press Releases, Etc. Within sixty (60) days of the Closing (as defined in the Series C Purchase Agreement), the Company may issue a press release disclosing that the Investors have invested in the Company; provided that the release does not disclose any of the Financing Terms and the final form of the press release is approved in advance in writing by Intel Corporation ("Intel") and a majority-in-interest of the Series C Investors. Intel's name and the fact that Intel is an investor in the Company can be included in a reusable press release boilerplate statement if such boilerplate statement is reproduced in the form in which it was approved. No other announcements regarding any Investor in any press release, conference, advertisement, announcement, professional or trade publications, mass marketing materials or otherwise to the general public may be made without such Investor's prior written consent.

                        (b) Permitted Disclosures. Notwithstanding the foregoing, (i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, limited or general partners, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations, (ii) any party may disclose (other than in a press release or other public announcement described in subsection (a) solely the fact that the Investors are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations, and (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement made by Intel.

                        (c) Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of any of the Financing Terms hereof in contravention at this Section 5.10, such party (the "Disclosing Party") shall act reasonably to provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

                        (d) Other Information. The provisions of this Section
5.10 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated by the Series C Purchase Agreement. Additional disclosures and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any Intel board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 0272085, dated March 2, 1999, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith.

                        (e) All notices required under this Section 5.10 shall be made pursuant to Section 5.3 of this Agreement.

                        (f) Notwithstanding anything to the contrary in this
Section 5.10, the provisions of this Section 5.10 shall not apply to entities affiliated with Hummer Winblad Venture Partners, including, but not limited to, its general or limited partners or employees.

                5.11 Sale of the Company. In the event that a Sale of the Company is approved by (a) the Board of Directors of the Company and (b) the holders of a majority of the then-outstanding shares of Preferred Stock and Common Stock of the Company (not including shares held by Intel Corporation), voting together as a single class, not as separate classes or series, and on an as-converted basis, Intel hereby agrees to:

                        (i) not exercise any dissenters' rights under applicable law at any time for such Sale of the Company; and

                        (ii) refrain from transferring any securities of the Company, the acquirer, or any other applicable company during any period prohibited by then applicable "pooling of interests" accounting treatment rules, whether before or after the Sale of the Company, provided that such period of restriction prior to the closing of a Sale of the Company shall not exceed one hundred twenty (120) days; and provided further that this Section 4.11 shall only apply if the Company's independent accountants determine, in their sole professional judgment, that such restrictions must apply to Intel in order to obtain and preserve "pooling of interests" accounting treatment and Intel is provided with written notice of such conclusion.

                5.12 Waiver. By execution of this Agreement, each Major Investor (as defined in the Prior Agreement) hereby waives its rights of first offer pursuant to Section 2.3 of the Prior Agreement, and any applicable notice provisions relating thereto, with respect to all outstanding shares of Series B Preferred Stock of the Company, the shares of Series C Preferred Stock of the Company issued pursuant to the Series C Purchase Agreement, the shares of Series E Preferred Stock of the Company issued pursuant to the Series E Purchase Agreement, the NAI Warrants, the Heckman Media Warrant (as defined in the Series C Purchase Agreement), the shares of Common Stock and Series D Preferred Stock of the Company issuable upon exercise of the NAI Warrants, the shares of Series C Preferred Stock issuable upon exercise of the Heckman Media Warrant, the shares of Series F Preferred Stock issuable upon exercise of the Warrant (as defined in the Series E Purchase Agreement) and the shares of Common Stock of the Company issuable upon conversion of such shares of Series B Preferred Stock, Series C Preferred Stock, Series D

Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

        The parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

                                            THE COMPANY:

                                            RIVALS.COM, INC.


                                            By:
                                               James C. Heckman, Jr.
                                               President

                                            Address:  71 Columbia Street,
                                                      Suite 550
                                                      Seattle, Washington 98104
                                            Fax:      (206) 381-6999


                                            INVESTORS:

                                            NEWS AMERICA INCORPORATED

                                            By:

                                            Name:
                                                         (print)
                                            Title:



          SIGNATURE PAGE TO RIVALS.COM, INC. INVESTORS RIGHTS AGREEMENT

                                            HUMMER WINBLAD VENTURE PARTNERS III,
                                            L.P.


                                            By:

                                            Name:
                                                             (print)
                                            Title:


                                            HUMMER WINBLAD TECHNOLOGY FUND III,
                                            L.P.


                                            By:

                                            Name:
                                                             (print)
                                            Title:


                                            HUMMER WINBLAD VENTURE PARTNERS IV,
                                            L.P.


                                            By:

                                            Name:
                                                             (print)
                                            Title:



          SIGNATURE PAGE TO RIVALS.COM, INC. INVESTORS RIGHTS AGREEMENT

                                            INTEL CORPORATION


                                            By:

                                            Name:
                                                             (print)
                                            Title:



          SIGNATURE PAGE TO RIVALS.COM, INC. INVESTORS RIGHTS AGREEMENT

                                            THE PHOENIX PARTNERS III B
                                            LIMITED PARTNERSHIP

                                            By:  The Phoenix Management Partners
                                                 III, its General Partner


                                            By:
                                               ---------------------------------
                                               David B. Johnston,
                                               General Partner

                                            THE PHOENIX PARTNERS IV LIMITED
                                            PARTNERSHIP

                                            By:  The Phoenix Management Partners
                                                 IV LLC, its General Partner


                                            By:
                                               ---------------------------------
                                               David B. Johnston,
                                               Member



          SIGNATURE PAGE TO RIVALS.COM, INC. INVESTORS RIGHTS AGREEMENT

                                            Saul Gamoran




                                            HECKMAN MEDIA, INC.


                                            By:

                                            Name:
                                                             (print)
                                            Title:



          SIGNATURE PAGE TO RIVALS.COM, INC. INVESTORS RIGHTS AGREEMENT

                                            SOFTBANK CAPITAL PARTNERS LP

                                            By:  SOFTBANK Capital Partners LLC
                                                 Its General Partner


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                            SOFTBANK CAPITAL ADVISORS FUND LP

                                            By:   SOFTBANK Capital Partners LLC
                                                  Its General Partner

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:



          SIGNATURE PAGE TO RIVALS.COM, INC. INVESTORS RIGHTS AGREEMENT

                                            OFFICERS:


                                            ------------------------------------
                                            James C. Heckman, Jr.


                                            ------------------------------------
                                            Jeffrey P. Rice


                                            ------------------------------------
                                            Saul Gamoran


                                            ------------------------------------
                                            Michael B. Slade


                                            ------------------------------------
                                            John Uppendahl


                                            ------------------------------------
                                            William Sornsin



                                            ------------------------------------
                                            Peter Gruman


                                            ------------------------------------
                                            David Eckoff



          SIGNATURE PAGE TO RIVALS.COM, INC. INVESTORS RIGHTS AGREEMENT

                                    EXHIBIT A

                               SERIES A INVESTORS

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------
George Baggen                                                                   300,000
132 Lincoln Street
Sitka, Alaska  99835-7540

Neal Dempsey III and Janet Rae Dempsey,                                         300,000
  trustees of the Dempsey 96 Revocable
  Trust dated November 13, 1996
c/o Bay Partners
10600 North De Anza Boulevard, Suite 100
Cupertino, California  95014-2031

Bradley D. Green                                                                280,000
218 Main Street #272
Kirkland, Washington  98033-6018

James C. and Lea Heckman                                                        140,000
604 South Ennis
Port Angeles, Washington  98362-6646

Heckman Media, Inc.
c/o Rivals.com, Inc.                                                          1,240,000
71 Columbia Street, Suite 550
Seattle, Washington  98104
Attn:  James C. Heckman, Jr.

Alan S. Humason and Pamela Eimers                                               200,000
620 South B Street
Grangeville, Idaho  93530-1412

David B. Johnston                                                               260,000
c/o The Phoenix Partners
1000 Second Avenue, Suite 3600
Seattle, Washington  98104-1046

T. Dean Maher                                                                   200,000
3663 - 50th Avenue N.E.
Seattle, Washington  98105-5254

Craig Olson                                                                     300,000
c/o Rivals.com, Inc.

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------
71 Columbia Street, Suite 550
Seattle, Washington  98104

Saffron, LLC                                                                    100,000
17865 Ballinger Way
Lake Forest Park, Washington  98155-4234
Attn:  Laurel James

John E. Spurrier                                                                200,000
P.O. Box 21513
Seattle, Washington  98111-3513

David R. Rice                                                                    80,000
6598 - 153rd Avenue S.E.
Bellevue, Washington  98006

Jeffrey Savage                                                                   40,000
4374 East Briles Road
Phoenix, Arizona  85024

Keith R. Haynes                                                                  80,000
P.O. Box  7403
Shoreline, Washington  98133-7403

Deborah Eimers                                                                   80,000
3183 Fox Spit Road
Langley, Washington  98260

Great Northern Ventures LLC                                                      60,000
2325 E. Thomas Street
Seattle, Washington  98112

Jeffrey P. Rice                                                                    200,000
5017 47th Avenue North
Seattle, Washington  98121

                                    EXHIBIT B

                               SERIES B INVESTORS

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------
Hummer Winblad Venture Partners III, L.P.                                    3,620,656
2 South Park, 2nd Floor
San Francisco, California  94107
Attn:  Ann Winblad
Fax: (415) 979-9601

Hummer Winblad Technology Fund III, L.P.                                      190,561
2 South Park, 2nd Floor
San Francisco, California  94107
Attn:  Ann Winblad
Fax: (415) 979-9601

Intel Corporation                                                            1,905,609
Attn:  Merger & Acquisitions Portfolio Manager
RN6-46
2200 Mission College Boulevard
Santa Clara, California  95052
Fax: (408) 765-1399

The Phoenix Partners IV Limited Partnership                                   714,603
1000 Second Avenue, Suite 3600
Seattle, Washington  98104
Attn: David B. Johnston
Fax: (206) 624-1907

The Phoenix Partners III B Limited Partnership                                238,201
1000 Second Avenue, Suite 3600
Seattle, Washington  98104
Attn: David B. Johnston
Fax: (206) 624-1907

Venture Law Group Investments 1999                                            15,238
2800 Sand Hill Road
Menlo Park, California  94025
Fax: (650) 233-8386


Craig E. Sherman                                                               3,809
c/o Venture Law Group

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------
4750 Carillon Point
Kirkland, Washington  98033
Fax: (425) 739-8750

Jeff Rice                                                                     48,871
5017 47th Avenue North
Seattle, Washington  98121

RIP General Partnership                                                       97,743
Attn:  Kris Olsen
18706 - 85th Place W.
Edmonds, Washington  98026

Rock Creek Partners                                                           48,871
Attn:  Rich Morgan
1300 Dexter Avenue N., Suite 110
Seattle, Washington  98109

Mike Hubbard                                                                  48,871
6802 - 96th Avenue SE
Mercer Island, Washington  98040

Overlake Orthopaedic & Fracture                                               48,819
  Center Profit Sharing Trust
Attn:  E.M. Vansandt
9432 Calla Da Valle
Scottsdale, Arizona  85255

Willamette Trust dated 10/25/95                                               48,151
Attn:  Thomas Meadowcroft
400 Woodland Road
Kentfield, California  94904

Dakota Capital Partners, L.L.C.                                               19,201
Attn: Brian Boorstein
Two North Riverside Plaza
Chicago, Illinois  60606
Chris and Melissa Grathwohl                                                   48,433
c/o  MPC, Inc.
511 Walnut Avenue N.
Ketchum, Idaho  83340

Great Northern Ventures LLC                                                   192,104

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------
Attn:  Bill Sornsin
2325 E. Thomas Street
Seattle, Washington  98112

Stephen Stroh                                                                 47,984
2910 - 213th Street SE
Bothell, Washington  98021

Joe Reynolds                                                                  12,032
5713 - 205th Avenue SE
Snohomish, Washington  98290

Scott Blumfield                                                               12,024
20 Northview Court
Lake Oswego, Oregon  97035

Michael Doney                                                                 12,024
14514 - 26th Drive SE
Mill Creek, Washington  98012

Staenberg Private Capital, LLC                                                47,963
2000 First Avenue, Suite 1001
Seattle, Washington  98121

Gary Silverman                                                                19,201
c/o Kirkland & Ellis
200 East Randolph Drive, Suite 5700
Chicago, Illinois  60601

Michael S. and Mary C. Moses                                                  48,151
9716 North 71st Street
Paradise Valley, Arizona  85253

George Baggen                                                                 48,527
132 Lincoln Street
Sitka Alaska  99835-7540

Dennis Green                                                                  24,195
215 North 22nd Avenue
Yakima, Washington  98902

Andrew Rice                                                                   12,024
4209 Ashton Street

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------
San Diego, California  92110

John Uppendahl                                                                25,000
4917 - 122nd Avenue SE
Bellevue, Washington  98006

Michael B. Slade                                                              47,619
3732 E. High Lane
Seattle, Washington  98112

                                    EXHIBIT C

                               SERIES C INVESTORS

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------
News America Incorporated                                                    4,238,999
c/o News America Digital Publishing, Inc.
620 Avenue of the Americas, Sixth Floor
New York, New York  10011
Attn:  Kathryn Fink, Senior Vice President,
  Finance and Business Operations
Fax:  (212) 462-6111

Hummer Winblad Venture Partners IV, L.P.                                     1,313,509
2 South Park, 2nd Floor
San Francisco, California  94107
Attn:  Ann Winblad
Fax: (415) 979-9601

Intel Corporation                                                             656,755
Attn:  Mergers & Acquisitions Portfolio Manager
RN6-46
2200 Mission College Boulevard
Santa Clara, California  95052
Fax: (408) 765-1399

The Phoenix Partners IV Limited Partnership                                   328,377
1000 Second Avenue, Suite 3600
Seattle, Washington  98104
Attn: David B. Johnston
Fax: (206) 624-1907

Heckman Media, Inc.                                                                  0
c/o Rivals.com Inc.
71 Columbia Street, Suite 550
Seattle, Washington  98104
Fax:  (206) 381-6999

Saul Gamoran                                                                  100,000
c/o Rivals.com Inc.
71 Columbia Street, Suite 550
Seattle, Washington  98104
Fax:  (206) 381-6999

                                    EXHIBIT C

                               SERIES C INVESTORS

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------



                                    EXHIBIT D

                               SERIES E INVESTORS

NAME/ADDRESS/FAX                                               NO. OF SHARES
----------------                                               -------------
SOFTBANK Capital Partners LP                                     2,957,100
10 Langley Road
Suite 403
Newton Center, MA  02159
Attention:  Steve Murray
Fax: (617) 928-9301

SOFTBANK Capital Advisors Fund LP                                   42,900
10 Langley Road
Suite 403
Newton Center, MA  02159
Attention:  Steve Murray
Fax: (617) 928-9301

NAME/ADDRESS/FAX                             NO. OF SHARES
----------------                             -------------



                                   EXHIBIT E
                                    OFFICERS


NAME/ADDRESS/FAX
James C. Heckman Jr.                         71 Columbia Street, Suite 550
c/o Rivals.com Inc.                          Seattle, Washington  98104
71 Columbia Street, Suite 550                Fax:  (206) 381-6999
Seattle, Washington  98104
Fax:  (206) 381-6999                         Peter Gruman
                                             c/o Rivals.com Inc.
Jeffrey P. Rice                              71 Columbia Street, Suite 550
c/o Rivals.com Inc.                          Seattle, Washington  98104
71 Columbia Street, Suite 550                Fax:  (206) 381-6999
Seattle, Washington  98104
Fax:  (206) 381-6999                         David Eckoff
                                             c/o Rivals.com Inc.
Saul Gamoran                                 71 Columbia Street, Suite 550
c/o Rivals.com Inc.                          Seattle, Washington  98104
71 Columbia Street, Suite 550                Fax:  (206) 381-6999
Seattle, Washington  98104
Fax:  (206) 381-6999

Michael B. Slade
c/o Rivals.com Inc.
71 Columbia Street, Suite 550
Seattle, Washington  98104
Fax:  (206) 381-6999

John Uppendahl
c/o Rivals.com Inc.
71 Columbia Street, Suite 550
Seattle, Washington  98104
Fax:  (206) 381-6999

William Sornsin
c/o Rivals.com Inc.

                                    EXHIBIT C

                               SERIES C INVESTORS

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------



                                    EXHIBIT F

                             PRIMARY NAI COMPETITORS

                               CBS Worldwide Inc.
                National Broadcasting Company (General Electric)
                          ABC/ESPN (Disney Corporation)
                        CNN/SI (Time Warner Corporation)
                        The Sporting News (Times Mirror)
               Viacom, Inc. (effective only upon completion of its
                    proposed merger with CBS Worldwide, Inc.)

                                    EXHIBIT C

                               SERIES C INVESTORS

NAME/ADDRESS/FAX                                                          NO. OF SHARES
----------------                                                          -------------




                                    EXHIBIT G

                            SECONDARY NAI COMPETITORS

                              America Online, Inc.
                                  RealNetworks
                                   Yahoo! Inc.
                                 Vulcan Ventures
                              Microsoft Corporation